EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:

Investors:                                  Media:
Jayne L. Cavuoto-Krafchik                   Drew Biondo
Director of Investor Relations              Director of Corporate Communications
(516) 812-8217                              (516) 812-8208
jcavuoto@deltafinancial.com                 dbiondo@deltafinancial.com


                       DELTA FINANCIAL CORPORATION REDEEMS
                   ALL OUTSTANDING 9.5% SENIOR NOTES DUE 2004

      WOODBURY, NY - October 31, 2003 - Delta Financial Corporation (Amex: DFC) today announced that, on October 30, 2003, it redeemed at par all its outstanding 9.5% Senior Notes due August 2004. The aggregate redemption price, including principal and accrued interest, was approximately $11 million. The Company used its existing cash to fund the redemption.

      "Redeeming the Senior Notes helps strengthen our financial position by eliminating the unsecured long-term debt from our balance sheet. Furthermore, this will save us several hundred thousand dollars in interest expense by removing the debt scheduled to mature within the next year," stated Richard Blass, Executive Vice President and Chief Financial Officer.

      "The redemption of the Senior Notes is another step we have taken as part of our ongoing effort to further strengthen the Company, as we continue to position ourselves for long-term growth," concluded Mr. Blass.

      Any unexercised warrants, which were issued in connection with Delta's 9.5% Senior Notes due 2004 under an Indenture, dated December 21, 2000, have expired pursuant to their terms, as described in our September 29, 2003 press release and our related report on Form 8-K regarding this transaction.

ABOUT DELTA FINANCIAL

      Founded in 1982, Delta Financial Corporation is a Woodbury, New York-based specialty consumer finance company that originates, securitizes and sells non-conforming residential mortgage loans. Delta's loans are primarily secured by first mortgages on one-to-four family properties. Delta originates home equity loans primarily in 26 states. Loans are originated through a network of approximately 1,500 independent brokers and the Company's retail offices.

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Since 1991,  Delta has sold  approximately  $8.8 billion of its  mortgage  loans through 37 securitizations.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release, which are not historical fact, may be deemed to be "forward-looking" statements under the federal securities laws that involve risk and uncertainties. Forward-looking statements relate to, among other things, expectations as to Delta's plans to redeem its outstanding notes, and Delta's financial position after giving effect to such redemption. There are many important factors that could cause Delta Financial Corporation and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, the availability of funding at favorable terms and conditions, including without limitation, warehouse, residual and other credit facilities; Delta's plans to redeem its outstanding notes, and Delta's financial position after giving effect to such redemption; the Company's ability or inability to continue to access the securitization and whole loan markets at favorable terms and conditions; competition, loan losses, loan prepayment rates, delinquency and default rates; costs associated with litigation, the Company's regulatory settlements with state and federal agencies and other regulatory compliance matters and changes (legislative or otherwise) affecting mortgage lending activities and the real estate market; general economic conditions, including interest rate risk, future residential real estate values, demand for Delta Financial Corporation and its subsidiaries' services, and other risks identified in Delta Financial Corporation's Securities and Exchange Commission filings. Delta hereby disclaims any obligation to update or revise any of the forward-looking statements contained in this press release at any future date.

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